UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 12, 2011, Comverse Technology, Inc. (the “Company”) received an order issued by the Securities and Exchange Commission (the “Commission”)  granting a motion by the Company for oral argument in the previously disclosed administrative proceeding pending before the Commission to suspend or revoke the registration of the Company’s securities pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The order schedules such argument for June 16, 2011.

The Section 12(j) administrative proceeding was instituted in March 2010 because of the Company’s failure to file certain periodic reports with the Commission.  In July 2010, the administrative law judge in the Section 12(j) administrative proceeding issued an initial decision (the “Initial Decision”), which does not become effective until the Commission issues a final order, to revoke the registration of the Company’s securities. The Initial Decision is currently under review and pending before the Commission and will be the subject of the oral argument.

The Company cannot at this time predict the outcome of the Commission’s review or any appeal therefrom. If the registration of the Company’s common stock is ultimately revoked, the Company intends to complete the necessary financial statements, file an appropriate registration statement with the Commission and seek to have it declared effective in order to resume the registration of such common stock under the Exchange Act as soon as practicable.  Additional information and risks associated with such a revocation are set forth in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed with the Commission on January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: May 13, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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